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                                                                     EXHIBIT (b)

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                              HEARTLAND GROUP, INC.
                            (A MARYLAND CORPORATION)

                                   ARTICLE I
                NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL

     Section 1.1. Name. The name of the Corporation is Heartland Group, Inc.

     Section 1.2. Principal Offices. The principal office of the Corporation in the State of Maryland shall be located in Baltimore, Maryland. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

     Section 1.3. Seal. The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

                                   ARTICLE II
                                  STOCKHOLDERS

     Section 2.1. Place of Meetings. All meetings of the Stockholders shall be held at such place within or outside the State of Maryland as the Board of Directors may determine.

     Section 2.2. Annual Meeting. As permitted by the Investment Company Act of 1940, as amended from time to time, and the rules and regulations prescribed by the Securities and Exchange Commission thereunder (the "Investment Company Act"), the Corporation shall not be required to hold annual meetings of Stockholders.

     Section 2.3. Special Meetings. Special Meetings of the Stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by resolution of the Board of Directors or by the Chief Executive Officer or the President. Special Meetings of the Stockholders shall be called by the Secretary: (1) for the purpose of considering the removal of a Director from office upon the written request of Stockholders entitled to vote not less than 10% of all the votes entitled to be cast

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at such meeting, and the Corporation shall cooperate with and assist the
Stockholders of record who notify the Corporation that they wish to communicate with the other Stockholders for the purpose of obtaining signatures to request such a meeting; and (2) for any other purpose upon the written request of Stockholders entitled to vote not less than 25% of all of the votes entitled to be cast at such meeting. In either case, such request shall state the purpose(s) of such meeting and the matter(s) proposed to be acted upon, and the Corporation may condition the calling of the meeting on payment by the Stockholders of the reasonably estimated cost of preparing and mailing the notice of the meeting, in which case the Secretary shall determine and specify the estimated cost to such Stockholders. No special meeting shall be called upon the request of the Stockholders pursuant to clause (2) above if the purpose is to consider any matter which is substantially the same as a matter voted upon at any special meeting of the Stockholders held during the preceding 12 months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

     Section 2.4. Notice of Meetings. The Secretary shall cause notice of the place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be served, either personally or by mail, not less than 10 nor more than 90 days before the date of the meeting, to each Stockholder entitled to vote at such meeting. If mailed (1) such notice shall be directed to a Stockholder at his address as it shall appear on the books of the Corporation (unless he shall have filed with the Transfer Agent of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request) and (2) such notice shall be deemed to have been given as of the date when it is deposited in the United States mail with first class postage thereon prepaid. Irregularities in the notice or in the giving thereof, as well as the accidental omission to give notice of any meeting to, or the non-receipt of any such notice by, any of the Stockholders shall not invalidate any action otherwise properly taken by or at any such meeting.

     Notice of any Stockholders' meeting need not be given to any Stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any Stockholder who is present at such meeting in person or by proxy. Notice of adjournment of a Stockholders' meeting to another time or place need not be given if such time and place are announced at the meeting.

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     Section 2.5. Quorum. The presence at any Stockholders' meeting, in person or by proxy, of Stockholders entitled to cast one third of the votes shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by statute, by the Articles of Incorporation or by these By-Laws. In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, or, if no Stockholder entitled to vote is present in person or by proxy, any officer present entitled to preside or act as Secretary of such meeting may adjourn the meeting sine die or from time to time without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

     Section 2.6. Voting. At each Stockholders' meeting, each Stockholder entitled to vote shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and standing in his name on the books of the Corporation on the record date fixed in accordance with Section 6.4 hereof. Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws or as required by provisions of the Investment Company Act, all matters shall be decided by a vote of the majority of the votes validly cast. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

     Section 2.7. Stockholders Entitled to Vote. If the Board of Directors sets a record date for the determination of Stockholders entitled to notice of or to vote at any Stockholders' meeting in accordance with Section 6.4 hereof, each Stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock standing in his name on the books of the Corporation on such record date. If no record date has been fixed, the record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all Stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

     Section 2.8. Proxies. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been signed by the Stockholder or by his duly authorized attorney. Unless a proxy provides otherwise, it is not valid more than eleven months after its date. Proxies shall be delivered prior to the meeting to the Secretary of the Corporation or to the person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise.

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                                   ARTICLE III
                               BOARD OF DIRECTORS

     Section 3.1. Powers. Except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws, the business and affairs of the Corporation shall be managed under the direction of and all the powers of the Corporation shall be exercised by or under authority of its Board of Directors.

     Section 3.2. Number and Term. The Board of Directors shall consist of not fewer than three nor more than twelve Directors, as specified by a resolution of a majority of the entire Board of Directors, provided that at least a majority of the entire Board of Directors shall be persons who are not "interested persons" of the Corporation as defined in the Investment Company Act (hereinafter referred to as "Independent Directors") or such higher percentage as required by the Investment Company Act. Each Director (whenever selected) shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

     Section 3.3. Election. At any meeting of Stockholders called and held for the purpose of electing Directors pursuant to the requirements of the Investment Company Act, the Corporation's Articles of Incorporation or these By-Laws, Directors shall be elected by vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon.

     Section 3.4. Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the Stockholders) may be filled by a majority of the Directors (including a majority of the Independent Directors) then in office, although less than a quorum, except that a newly created Directorship may be filled only by a majority vote of the entire Board of Directors (including a majority of the Independent Directors); provided, however, that immediately after filling such vacancy, at least two-thirds (2/3) of the Directors then holding office shall have been elected to such office by the Stockholders of the Corporation. In the event that at any time, less than a majority of the Directors of the Corporation holding office at that time were elected by the Stockholders, a meeting of the Stockholders shall be held promptly and in any event within 60 days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors, unless the Securities and Exchange Commission shall by rule or order extend such period.

     Section 3.5. Removal. At any meeting of Stockholders duly called and at which a quorum is present, the Stockholders may, by the affirmative votes of the holders of a majority of the votes entitled to be cast thereon, remove any Director or Directors from office, with or without cause, and may elect a

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successor or successors to fill any resulting vacancies for the unexpired terms of the removed Directors.

     Section 3.6. Annual and Regular Meetings. The Board of Directors from time to time may provide by resolution for the holding of regular and annual meetings of the Board of Directors and fix their time and place within or outside the State of Maryland. At the annual meeting of the Board of Directors, the Board shall choose officers and transact other proper business for an annual meeting. Notice of such annual and regular meetings of the Board of Directors need not be in writing, provided that written notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made in the manner provided in Section 3.7 hereof for notice of special meetings of the Board of Directors. Except as provided by the Investment Company Act, members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

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     Section 3.7. Special Meetings. Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the Chairman of the Board or by a majority of the Directors. Notice of special meetings, stating the time and place, shall be (1) mailed to each Director at his residence or regular place of business at least five days before the day on which a special meeting is to be held or (2) delivered to him personally or transmitted to him by telegraph, cable or wireless (including facsimile or e-mail) at least one day before the meeting.

     Section 3.8. Waiver of Notice. No notice of any meeting need be given to any Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting.

     Section 3.9. Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the total number of Directors then in office (but not less than two Directors) shall constitute a quorum and shall be sufficient for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these By-Laws.

     Section 3.10. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     Section 3.11. Compensation of Directors. The Board of Directors may, by resolution, determine what compensation and reimbursement of expenses of attendance at meetings, if any, shall be paid to Directors in connection with their service on the Board. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity or from receiving compensation therefor.

                                   ARTICLE IV
                                   COMMITTEES

     Section 4.1. Organization. By resolution adopted by the Board of Directors, the Board may designate one or more committees, including without limitation an Audit Committee, a Nominating Committee, and an Executive Committee. The Chairmen of such committees shall be elected by the Board of Directors, including a majority of the independent directors. Each member of a committee shall be a Director and shall hold office at the pleasure of the Board;

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provided that all members of the Audit, Nominating and Executive Committees shall be Independent Directors. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except the power to declare a dividend, authorize the issuance of stock, recommend to Stockholders any action requiring Stockholders' approval, amend these By-Laws, or approve any merger or share exchange which does not require Stockholder approval.

     Section 4.2. Audit Committee. The Board of Directors shall have an Audit Committee, consisting of two or more Independent Directors. The Audit Committee shall select the independent auditors of the Corporation, approve the provision of audit and permitted non-audit services (and the related fees) of the independent auditors, oversee the preparation of the Corporation's financial statements and the independent audit thereof, oversee the Corporation's accounting policies and practices and internal control over financial reporting, and take such other action as may be delegated to it by the Board of Directors. The Audit Committee shall adopt a written charter, keep regular minutes of its proceedings and report to the Board when required or deemed appropriate.

     Section 4.3. Nominating Committee. The Board of Directors shall have a Nominating Committee, consisting of two or more Independent Directors. The Nominating Committee shall identify, evaluate, consider and recommend persons for appointment or election to the Board of Directors, select and nominate persons to serve as Independent Directors, determine the independence of Directors, develop or recommend minimum standards and qualifications, recommend the compensation of the Independent Directors and committee members, and take such other action as may be delegated to it by the Board of Directors. The Nominating Committee shall adopt a written charter, keep regular minutes of its proceedings and report to the Board when required or deemed appropriate.

     Section 4.4. Executive Committee. There may be an Executive Committee of two or more Independent Directors appointed by the Board who may meet at stated times or on notice to all by any of their own number. The Executive Committee shall consult with and advise the officers of the Corporation in the management of its business and exercise such powers of the Board of Directors as may be delegated to it by the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

     Section 4.5. Other Committees. The Board of Directors may appoint other committees which shall have such powers and perform such duties as may be delegated from time to time by the Board.

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     Section 4.6. Proceedings and Quorum. In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations not inconsistent with law, the Articles of Incorporation or these By-Laws to govern its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

                                   ARTICLE V
                                    OFFICERS

     Section 5.1. General. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Treasurer and a Chief Compliance Officer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.11 hereof. Officers need not be Directors.

     Section 5.2. Election, Tenure and Qualifications. The officers of the Corporation, except those appointed as provided in Section 5.11 hereof, shall be elected by the Board of Directors at its first annual meeting or such meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation; however, a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

     Section 5.3. Removal and Resignation. Whenever in the Board's judgment the best interest of the Corporation will be served thereby, any officer may be removed from office by the vote of a majority of the members of the Board of Directors given at a regular meeting or any special meeting called for such purpose. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the Chief Executive Officer, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 5.4. Chairman of the Board. The Board of Directors, including a majority of the Independent Directors, shall appoint a Chairman of the Board from among the Directors. The Chairman of the Board may serve in such capacity only as long as he continues to be a Director, and the Chairman of the Board shall be an Independent Director. The Chairman of the Board shall

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preside at all meetings of the Board of Directors and may confer with the Chief
Executive Officer, President or any other officer of the Corporation or investment advisor to the mutual fund series of the Corporation for purposes of determining the matters to be discussed and considered at Board meetings. The Chairman of the Board shall have such powers and perform such other duties as may be assigned to him from time to time by the Board of Directors, including a majority of the Independent Directors.

     Section 5.5. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation. Subject to the supervision of the Board of Directors, the Chief Executive Officer shall have general charge and control over the business, affairs, and property of the Corporation and general supervision over its officers, employees and agents, and shall see that the strategies, plans, orders and resolutions of the Board of Directors are carried out. Except as the Board of Directors may otherwise order or as provided in these By-Laws, the Chief Executive Officer shall have authority to appoint such non-executive officers, employees and agents as he shall deem necessary or appropriate, to prescribe their powers, duties and compensation, and to delegate authority to them. Such officers, employees and agents shall serve at the discretion of the Chief Executive Officer. The Chief Executive Officer may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements and otherwise take action to bind the Corporation, except to the extent expressly limited by the Board of Directors. The Chief Executive Officer shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 5.6. President. The President shall be the chief operating officer of the Corporation and shall preside at all Stockholders' meetings. Subject to the control of the Board of Directors and the Chief Executive Officer, the President shall, in general, supervise and control the day-to-day business and affairs of the Corporation. The President shall report to the Board of Directors and the Chief Executive Officer and assist the Chief Executive Officer in the discharge of the supervisory, managerial and executive duties and functions. In the absence of the Chief Executive Officer, the President shall report to the Board of Directors and perform the duties of the Chief Executive Officer and when so acting shall have all of the authority, powers and duties of the Chief Executive Officer. The President may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements and otherwise take action to bind the Corporation, except to the extent expressly limited by the Board of Directors or the Chief Executive Officer. The President shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors and the Chief Executive Officer.

     Section 5.7. Vice President. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the

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President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

     Section 5.8. Chief Compliance Officer. The Chief Compliance Officer shall be responsible for matters relating to compliance by the Corporation with applicable laws, rules and regulations and in such capacity shall administer codes, policies, procedures and programs adopted by the Corporation that are reasonably designed to prevent the Corporation from violating applicable federal securities laws, including the written policies and procedures required by Rule 38a-1 under the Investment Company Act. The Chief Compliance Officer shall also oversee the compliance by third party service providers to the Corporation with applicable federal securities laws and review the adequacy of the Corporation's written compliance policies and procedures at least annually. The Chief Compliance Officer shall report directly to the Board of Directors or such committees thereof as the Board may designate (including the preparation of a written report as required by Rule 38a-1(a)(iii) under the Investment Company
Act), meet at least annually with the Independent Directors and otherwise abide by the requirements of said Rule 38a-1. The Corporation's Board of Directors, including a majority of the Independent Directors, shall be responsible for designating a single person to be Chief Compliance Officer and approving the compensation of the Chief Compliance Officer. The Chief Compliance Officer may be removed from his or her responsibilities by action of and only with the approval of the Board of Directors, including a majority of the Independent Directors.

     Section 5.9. Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each financial year he shall make and submit to the Board of Directors a like report for such financial year. He shall perform all acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

     Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

     Section 5.10. Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the Stockholders and Directors in

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books to be kept for that purpose. He shall keep in safe custody the seal of the
Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

     Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.

     Section 5.11. Subordinate Officers. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

     Section 5.12. Remuneration. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.11 hereof.

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     Section 5.13. Surety Bonds. As required by the Investment Company Act, the
Corporation shall provide and maintain a bond which shall be issued by a reputable fidelity insurance company against larceny and embezzlement, covering each officer and employee of the Corporation who may singly, or jointly with others, have access to securities or funds of the Corporation, either directly or through authority to draw upon such funds or to direct generally the disposition of such securities. The bond shall be in such form, content and amount as a majority of the Directors then in office, including a majority of the Independent Directors, shall approve at least annually or as shall otherwise required by the Investment Company Act. The Board of Directors may require any officer, employee or agent of the Corporation to execute such other bonds to the Corporation in such sums and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.

                                   ARTICLE VI
                                  CAPITAL STOCK

     Section 6.1. Certificates. Effective as of August 2, 1999, the Corporation will no longer issue certificates evidencing the ownership of shares purchased or otherwise acquired. Any certificate issued by the Corporation to a stockholder prior to such effective date shall continue to represent and certify the number, series, and class of shares owned. The ownership of shares, full or fractional, shall be recorded on the books of the Corporation or its agent. The record books of the Corporation as kept by the Corporation or its agent, as the case may be, shall be conclusive as to the number of shares held from time to time by each such stockholder. Upon adoption of a resolution by the Board of Directors, the Corporation may at any time resume the issuance of share certificates. The Corporation may, by written notice to each stockholder, require the surrender of share certificates to the Corporation for cancellation. Any such surrender and cancellation shall not affect the ownership of shares in the Corporation.

     Section 6.2. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the Stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or at the offices of the transfer agent of the Corporation.

     Section 6.3. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.

     Section 6.4. Fixing of Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the Stockholders entitled to notice of or to vote at Stockholders' meeting or any adjournment

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thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that
(1) such record date shall be within 60 days prior to the date on which the particular action requiring such determination will be taken, (2) the transfer books shall not be closed for a period longer than 20 days, and (3) in the case of a meeting of Stockholders, the record date or any closing of the transfer books shall be at least 10 days before the date of the meeting.

     Section 6.5. Lost, Stolen or Destroyed Certificates. Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, or permitting redemption of any shares represented by such certificate or recording the transfer thereof on the books, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VII
                           FISCAL YEAR AND ACCOUNTANT

     Section 7.1. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

     Section 7.2. Accountant. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the Stockholders of the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any meeting of the Stockholders' called for that purpose.

     The Audit Committee of the Board of Directors and a majority of the Independent Directors shall select the Accountant at any meeting held within 30 days before or 90 days after the beginning of the fiscal year of the Corporation.. With respect to fiscal years during which an annual meeting of Stockholders is held, the selection of the Accountant shall be submitted for ratification or rejection at such annual meeting of Stockholders, unless exempt from such requirement by Rule 32a-4 under the Investment Company Act. If the Stockholders shall reject the Board's selection of the Accountant at such

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meeting, the Accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of Stockholders called for that purpose.

     Any vacancy occurring due to the resignation of the Accountant shall be filled by the Audit Committee.

                                  ARTICLE VIII
                              CUSTODY OF SECURITIES

     Section 8.1. Employment of Custodian. All assets of the Corporation shall be held in the custody of one or more banks (as defined in Section 2(a)(5) of the Investment Company Act) having the qualification prescribed in Section 26(a)(1) of the Investment Company Act or a company that is a member of a national securities exchange (as defined in the Securities Exchange Act of 1934) subject to such rules and regulations as the Securities and Exchange Commission may prescribe under the Investment Company Act. Such assets may be registered in the name of the Corporation, or any such custodian, or a nominee of either of them. The terms of any custodian agreement shall be determined by the Board of Directors, which terms shall be in accordance with the provisions of the Investment Company Act.

     Subject to such rules, regulations and orders as the Securities and Exchange Commission may adopt, the Corporation may direct a custodian to deposit all or any part of the securities owned by the Corporation with a "securities depository" or "intermediary custodian" (as such terms are defined in Rule 17f-4 under the Investment Company Act) in accordance with the requirements of such Rule; may place and maintain "Foreign Assets" in the care of an "Eligible Foreign Custodian" (as such terms are defined in Rule 17f-5 under the Investment Company Act) or with a "Foreign Securities Depository" (as such terms are defined in Rule 17f-7 under the Investment Company Act) in accordance with the requirements of such Rules; and may place and maintain cash, securities and similar investments with a "Futures Commission Merchant" in amounts necessary to effect the Corporation's transactions in "Exchange Traded Futures Contracts" and "Commodity Options") (as defined in Rule 17f-6 under the Investment Company Act) in accordance with the requirements of such Rule.

                                   ARTICLE IX
                          INDEMNIFICATION AND INSURANCE

     Section 9.1. Indemnification of Officers, Directors, Employees and Agents. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including

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attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding to the fullest extent permitted by law; provided that:

          (a) Whether or not there is an adjudication of liability in such Proceeding, the Corporation shall not indemnify any person for any liability arising by reason of such person's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or under any contract or agreement with the Corporation ("disabling conduct"); and

          (b) The Corporation shall not indemnify any person unless:

               (i) The court or other body before which the Proceeding was brought (i) dismisses the Proceeding for insufficiency of evidence of any disabling conduct, or (ii) reaches a final decision on the merits that such person was not liable by reason of disabling conduct; or

          (c) Absent such a decision, a reasonable determination is made, based upon a review of the facts, by (i) the vote of a majority of a quorum of the Directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act nor parties to the Proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, if a majority of a quorum of Directors described in paragraph (b)(2)(i) above so directs, by independent legal counsel in a written opinion, that such person was not liable by reason of disabling conduct.

     Expenses (including attorneys' fees) incurred in defending a Proceeding will be paid by the Corporation in advance of the final disposition thereof upon an undertaking by such person to repay such expenses (unless it is ultimately determined that he is entitled to indemnification), if:

          (d) Such person shall provide adequate security for his undertaking;

          (e) The Corporation shall be insured against losses arising by reason of such advance; or

          (f) A majority of a quorum of the Directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act nor parties to the Proceeding, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that such person will be found to be entitled to indemnification.

     Section 9.2. Insurance of Officers, Directors, Employees and Agents. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or

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was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in or arising out of his position. However, in no event will the Corporation purchase insurance to indemnify any such person for any act for which the Corporation itself is not permitted to indemnify him.

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                                    ARTICLE X
                                   AMENDMENTS

     Section 10.1. By Stockholders. These By-Laws may be adopted, amended or repealed by vote of the holders of a majority of the Corporation's stock, as defined in the Investment Company Act, at any annual or special meeting of the Stockholders at which a quorum is present or represented, provided that notice of the proposed amendment shall have been contained in the notice of the meeting.

     Section 10.2. By Directors. The Directors may adopt, amend or repeal any By-Law by majority vote of all of the Directors in office at any regular meeting, or at any special meeting if notice of the proposed By-Law, amendment or repeal shall have been included in the notice of such meeting.

     Section 10.3. Implied Amendments. Any action taken or authorized by the Stockholders or by the Board of Directors which would be inconsistent with the By-Laws then in effect, but which is taken or authorized by affirmative vote of not less than the number of shares or the number of Directors required to amend the By-Laws so that the By-Laws would be consistent with such action and which is not in violation of applicable federal or state law, shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

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